UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2016

21ST CENTURY ONCOLOGY

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7254
(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry Into a Material Definitive Agreement.

Credit Agreement Waiver

On August 2, 2016, 21st Century Oncology Holdings, Inc. (the “Company”) entered into a Limited Waiver (the “Credit Agreement Waiver”) with respect to the Credit Agreement, dated as of April 30, 2015, among the Company, the Company’s subsidiary, 21st Century Oncology, Inc. (“21C”), the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents and arrangers named therein (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Credit Agreement Waiver extends the waiver period for the limited waivers set forth in Amendment No. 1 and Waiver, dated as of June 10, 2016, to the Credit Agreement, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2016. The Credit Agreement Waiver waives through August 8, 2016 any default or event of default under the Credit Agreement for failure to timely provide audited annual financial statements and related reports and certificates for the year ended December 31, 2015 and quarterly financial statements and related reports and certificates for the quarter ended March 31, 2016. Additionally, the Credit Agreement Waiver waives through August 8, 2016 any cross-default that may arise under the Credit Agreement as a result of a default or event of default under 21C’s Indenture, dated April 30, 2015 (the “Indenture”), among 21C, the guarantors named therein (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”), governing 21C’s 11.00% Senior Notes due 2023 (the “Notes”), which occurs as a result of the Company’s failure to timely furnish to the Trustee and holders of the Notes or file with the SEC the financial information required in an annual report on Form 10-K for the year ended December 31, 2015 or in a quarterly report on Form 10-Q for the quarter ended March 31, 2016 (the “SEC Reports”).

Notes Waiver

On August 1, 2016, 21C and the Guarantors reached an agreement (the “Notes Waiver”) with holders of a majority of the aggregate principal amount of Notes outstanding (the “Consenting Holders”) with respect to a new waiver period for the limited waivers set forth in the Second Supplemental Indenture, dated July 25, 2016, among 21C, the Guarantors and the Trustee, as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2016. Pursuant to the Notes Waiver, the parties thereto have agreed to treat certain defaults or events of default under the Indenture for failure to timely furnish to the Trustee and holders of the Notes or file with the SEC the SEC Reports as waived through August 8, 2016 for purposes of the Indenture. During the waiver period, 21C and the Guarantors have agreed to continue to engage with the Consenting Holders in discussions in good faith to reach agreement on the definitive terms of a proposed amendment and supplement to the Indenture (the “Proposed Amendment”) to address long-term resolution of the foregoing defaults or events of default under the Indenture. Following such agreement, 21C and the Guarantors have agreed to work diligently and in good faith with the Consenting Holders to cause the Trustee to execute and deliver a supplemental indenture to the Indenture to implement the Proposed Amendment.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended. The forward-looking statements contained in this Current Report on Form 8-K concern, among other things, statements regarding any amendments or modifications to 21C’s Credit Agreement or Indenture. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Current Report on Form 8-K might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. For more details on factors that could affect these expectations, please see our other filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Date: August 5, 2016	By:	/s/ LeAnne M. Stewart
		Name:	LeAnne M. Stewart
		Title:	Chief Financial Officer